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                                                                  Exhibit 99 (j)

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of our report dated November 10, 1999, relating to the financial statements and financial highlights which appears in the September 30, 1999 Annual Report to Shareholders of SunAmerica Equity Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
January 24, 2000